EXHIBIT 21

ITRONICS INC. AND SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

                                          STATE OF          NAMES UNDER WHICH

NAME                                     INCORPORATION         THEY DO BUSINESS

Whitney & Whitney, Inc.                       Nevada                  Same

Itronics Metallurgical, Inc                  Nevada                  Same

Itronics California, Inc.                    California              Same

Nevada Hydrometallurgical Project

(A Partnership)                              Nevada                  Same

American Hydromet

(A Joint Venture)                            Nevada                  Same

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